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                                                                    EXHIBIT 99.1

[LOGO]  DREAMLIFE(TM)


FROM:    DREAMLIFE, INC.
CONTACT: PAT PINTO
         (212) 433-1468/ppinto@dreamlife.com
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE


                DREAMLIFE COMPLETES ACQUISITION OF DISCOVERY TOYS
                 RESTRUCTURES BUSINESS OPERATIONS AND MANAGEMENT


NEW YORK - JULY 18, 2001 - Dreamlife, Inc. (OTCBB: DLIF) today announced that it has completed its previously announced acquisition of Discovery Toys, Inc. in exchange for 33,772,143 shares of Dreamlife common stock. After the acquisition, there are 56,132,098 shares of common stock outstanding.

Under the terms of the agreement, Discovery Toys, Inc. -- an award winning and direct seller of approximately 200 educational toys, books, games and software for children -- will operate as a wholly owned subsidiary of parent company, Dreamlife, Inc. Dreamlife will apply its resources and talent by providing ongoing motivational training and educational tools for the more than 20,000 Educational Consultants who represent Discovery Toys in both the U.S.A. and Canada.

Dreamlife Chief Executive Officer, Peter A. Lund, will remain with the company as Chairman of the Board. Discovery Toys Chief Executive Officer, James M. Cascino, will assume the additional responsibilities of Chief Executive Officer of Dreamlife, Inc. while continuing in his current role. Anthony J. Robbins and Julius Koppelman will serve as Vice Chairmen of the Board.

In making today's announcement, Lund said, "We are confident that the acquisition of Discovery Toys and the reorganization of our core business will bring value to our investors and shareholders. We are particularly fortunate to have Jim Cascino managing our day-to-day operations. Jim is widely acknowledged as one of the top executives in the direct marketing industry."

"Discovery Toys is proud to be part of the Dreamlife family," said Cascino. "We are excited that the talent and resources of Dreamlife will enhance our vision and accelerate our Discovery Toys mission of educating and enriching children's lives...one child at a time."

Dreamlife will continue to review and establish partnerships with other direct selling companies and related businesses that can benefit from the talent and resources of its website, www.dreamlife.com.

Concurrent with the acquisition, Dreamlife issued 2,400,000 shares of common stock to CYL Development Holdings, LLC in exchange for cancellation of a $2,400,000 promissory note,


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payable by Dreamlife. The promissory note which was initially issued by
Dreamlife payable to The Chase Manhattan Bank, was assigned by The Chase Manhattan Bank to CYL Development Holdings, LLC. CYL Development Holdings, LLC is a principal stockholder in Dreamlife.



To oversee the growth of the new organization, the company has announced the appointment of 5 new members to Dreamlife's Board of Directors. Effective at the closing of the transaction, the new Board of Directors includes:

ANTHONY R. CALANDRA has been President of McGuggan, LLC, since 1995. Prior to that, Mr. Calandra had served as President of Artegraft, Inc. and President of Redi Mail Direct Marketing, Inc. He received an accounting degree from Rutgers. Mr. Calandra is currently the Chairman of the Board of Artegraft, Inc. and is a member of the Board of Directors of Medcon Financial, Institutional Financing Services of New Jersey, Inc. (IFS), Discovery Toys and Gettoner.com.

JAMES M. CASCINO has served as Chief Executive Officer of Discovery Toys, Inc. since January 1999. Mr. Cascino also serves as President and Chief Executive Officer of IFS. Before being named CEO at IFS, he was Senior Vice President of Sales and Marketing at the company for 10 years. Prior to joining IFS, Mr. Cascino served in a number of sales and management positions at Avon Products Inc., HBO & Company, the Cystic Fibrosis Foundation and Mercer University. He received an A.B. degree from Mercer University. Mr. Cascino is a member of the Board of Directors of Discovery Toys and IFS.

JONATHAN C. KLEIN is the President and Chief Executive Officer of The Feedroom, a company he founded in 1998. Mr. Klein served as Executive Vice President, CBS News. Prior to that, Mr. Klein was a news and documentary producer for CBS News, where he pioneered new forms of storytelling as the creator of the innovative cinema verite series, "Before Your Eyes." During his tenure at CBS News he won multiple Emmy and Peabody Awards and the Columbia-Dupont Silver Baton.

JULIUS KOPPELMAN is the Chairman of the Board of both Discovery Toys, Inc. and IFS. Mr. Koppelman served as Executive Vice President and a member of the Board of Directors at RCA Corporation before retiring following a 38-year career. Mr. Koppelman then joined Wesray Capital Corp. as Chairman of their Harding Services LLC consulting arm. Mr. Koppelman is also a member of the Board of Directors of Princess House Inc. and Artegraft, Inc.

PETER A. LUND is a private investor and media consultant. Mr. Lund has served as Chief Executive Officer of Dreamlife, Inc. since May 2000 and has served as a director since November 1999. Mr. Lund served as President and CEO of CBS Inc. and CBS Television and Cable. Earlier he was President, CBS Broadcast Group. Prior to that, Mr. Lund held a variety of management positions at both CBS Radio and CBS Television for more than 18 years. Mr. Lund is currently a member of the Board of Directors of Hughes Electronics Corp., Razorfish, Inc. and Crown Media Holdings, Inc., all publicly traded companies.

CHARLES D. PEEBLER, JR., retired Chairman Emeritus of True North Communications Inc., is now Managing Director of Plum Capital, LLC. He has served as a member of the Board of Directors of Dreamlife, Inc. since November 1999. Mr. Peebler was CEO of Bozell, Jacobs, Kenyon and


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Eckhardt before merging his company with True North. He then served as President of True North and Chairman and CEO of their Diversified Services Group. Mr. Peebler is a member of the Board of Directors of American Tool Companies, Inc., AvalonBay Communities, Inc., Hot Link Inc., and mPulse, of which he is Chairman of the Board.




ANTHONY J. ROBBINS is the founder of Dreamlife, Inc. and had served as Chairman of the Board since November 1999. He has also served as Chairman of the Board of Robbins Research International, Inc., also known as the Anthony Robbins Companies, since 1983. Internationally recognized as the leader in peak performance and results coaching, Mr. Robbins is a best-selling author of five books. His audio program, "Personal Power" is the best-selling personal improvement program of all time with more than 30 million tapes sold worldwide.

WILLIAM S. WALSH has been Managing Partner of McGuggan, LLC, since 1997. Prior to that, Mr. Walsh had served as Managing Partner of both Emptor Capital and South Street Capital. He had managed a food manufacturing business that he co-founded. He is a graduate of the University of Richmond. Mr. Walsh is a member of the Board of Directors of Princess House, Discovery Toys, IFS, Medcon, ATS, CMEInfo and Tribue.

Prior to the transaction, H. Peter Guber and Bruce L. Stein resigned as members of the Board of Directors of Dreamlife.

The current Discovery Toys Management Team and Board of Directors, led by James
M. Cascino and Thomas C. Zimmer, President and Chief Operating Officer, and Julius Koppelman as Chairman of the Board, will remain in place.

Wit Soundview acted as financial advisor to Dreamlife.

This transaction will be treated as a reverse acquisition.

ABOUT DISCOVERY TOYS
Discovery Toys, based in Livermore, CA, is the leading direct seller of educational toys, books and software and sells its products through over 20,000 Educational Consultants in the U.S. and Canada. Founded in 1978 by Lane Nemeth, the company's two-fold mission is to enhance the lives of children by providing developmentally appropriate products that make learning fun, and to offer parents flexible career opportunities that allow them to stay at home with their children.

ABOUT DREAMLIFE
Dreamlife, based in New York, NY, is an online personal and professional development network offering an extensive array of individualized coaching, communities, courses, tools and interface with renowned experts. Founded in the Spring of 1999 by internationally recognized results coach Anthony Robbins, Dreamlife has signed marketing, license and content agreements with numerous organizations and experts in the fields of personal and professional development.



Certain statements made herein that use the words "estimate" "project" "intend'" "expect'" "believe" and similar expressions are intended to identify forward-looking




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statements within the meaning of the Private Securities Litigation Reform Act of
1995. These forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements of Dreamlife to be materially different from those which may be expressed or implied by such statements, including, among others, changes in general economic and business conditions and specifically, decline in demand to Dreamlife's products, inability to timely develop and introduce new technologies, products and applications and loss of market share and pressure on prices resulting from competition. For additional information regarding these and other risks and uncertainties associated with Dreamlife's business, reference is made to Dreamlife's reports filed from time to time with the Securities and Exchange Commission.


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